Exhibit 3.a.

                RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           FEDERAL SIGNAL CORPORATION


      FEDERAL SIGNAL CORPORATION, a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
      1.   The  name  of  the   Corporation   is   FEDERAL   SIGNAL
CORPORATION.
      The name under which the Corporation was originally incorporated was Delaware Fedco, Inc. The date of filing of its original Certificate of Incorporation was January 31, 1969.
      2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by adopting a new Article SEVENTH which states that the response of the Corporation to any Acquisition Proposal is to be based on the Board of Directors' evaluation of what is in the best interests of the Corporation.
      3. The text of the Certificate of Incorporation as amended and supplemented heretofore is further amended hereby to read as herein set forth in full:
           FIRST.  The name of the  Corporation  is FEDERAL  SIGNAL
CORPORATION.

           SECOND. The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

           THIRD. The nature of the business or purposes to be conducted or promoted is:

           To carry on and conduct any and every kind of manufacturing, distribution and service business; to manufacture, process, fabricate, rebuild, service, purchase or otherwise acquire, to design, invent or develop, to import or export, and to distribute, lease, sell, assign or otherwise dispose of and generally deal in and with raw materials, products, goods, wares, merchandise and real and personal property of every kind and character; and to conduct and participate in every kind of enterprise permitted by the General Corporation Law of Delaware.

           To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

           In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

           FOURTH. The total number of shares which the Corporation shall have authority to issue shall be 90,800,000 shares, divided into two classes, namely:
800,000 shares of Preference Stock of the par value of $1 per share (hereinafter sometimes referred to as the "Preference Stock"); and 90,000,000 shares of Common Stock of the par value of $1 per share (hereinafter sometimes referred to as the "Common Stock").

           The relative rights, preferences and limitations of the shares of each class; the authority of the Board of Directors of the Corporation to establish and to designate series of the Preference Stock and to fix the variations in the relative rights, preferences and limitations as between such series, and the relative rights, preferences and limitations of such series, shall be as follows:

      1.   Preference Stock.

           (a) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Section 1, to provide for the issuance of the Preference Stock in series, to establish or change the number of shares to be included in each such series and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but not be limited to, determination of the following:

                (i)  The   number  of  shares   constituting   that
series and the distinctive designation of that series;

                (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dated;

                (iii) Whether and to what extend the shares of that series shall have voting rights in addition to the voting rights provided by law, which might include the right to elect a specified number of Directors in any case or if dividends on such series were not paid for specified periods of time;

                (iv) Whether the shares of that series shall be convertible into shares of stock of any other series or class, and, if so, the terms and conditions of such conversion, including the price or prices or the rate or rates of conversion and the terms of adjustment thereof;

                (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                (vii) Any other relative rights, preferences and limitations of that series.

           (b) Subject to the designations, relative rights, preferences and limitations provided pursuant to Subsection 1(a) of this Article FOURTH, each share of Preference Stock shall be of equal rank with each other share of Preference Stock.

      2.   Common Stock.

           (a) Dividends. Subject to all of the rights of the Preference Stock, such dividend or distribution as may be determined by the Board of Directors of the Corporation may from time to time be declared and paid or made upon the Common Stock out of any source at the time lawfully available for the payment of dividends.

           (b) Liquidation. The holders of the Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the Corporation (voluntary or involuntary) in all assets of the Corporation, if any, remaining after payment in full to the holders of Preference Stock of the preferential amounts to which they are entitled. Neither the consolidation nor the merger of the Corporation with or into any other corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 2.

           (c) Voting. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held. Except as may be determined by the Board of Directors of the Corporation pursuant to Subsection 1(a) of this Article FOURTH with respect to the Preference Stock and except as otherwise may be required by law, the holders of the Common Stock shall vote together share for share with the holders of voting shares of Preference Stock as one class for the election of Directors and for all other purposes.

      3.   General  Provisions  With  Respect  to All  Classes  of
Stock.

           (a) Reduction of Capital. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction of capital.

           (b) Pre-emptive Rights. No holders of any shares of capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part (i) of any stock of the Corporation whether now authorized or hereafter created, or (ii) of any securities convertible into or evidencing the right to purchase or acquire stock of any class whatsoever, whether now authorized or hereafter created, and whether in either case, issued or sold for cash, property, services or otherwise.

           (c) Issue of Stock. Shares of capital stock of the Corporation may be issued by the Corporation from time to time in such amounts and proportions and for such consideration (not less than the par value thereof in the case of capital stock having par value) as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law.

           (d) Changes in Authorized Shares. The number of authorized shares of any class of stock of the Corporation, including but without limitation the Preference Stock and the Common Stock, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without regard to class.

           (e) Unclaimed Dividends. Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

           FIFTH.    In  furtherance  and not in  limitation of the
powers conferred by statute, the Board of Directors is expressly authorized:

                To make, alter, or repeal the by-laws of the Corporation.

                To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                To designate one or more committees, by resolution of a majority of the whole Board, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                To sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporation, as the Board of Directors shall deem expedient and for the best interests of the Corporation, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power, or such grater amount of such stock as may be required by the provisions of Article SIXTH when applicable, given at a stockholders' meeting duly called upon such notice as is required by statute, or by the written consent of such holders without a meeting of stockholders provided, however, that the vote of such holders shall be in addition to any vote by classes or series of stock of the Corporation which may be required by the provisions of Article FOURTH.

                To provide indemnification to the full extent permitted by Delaware law, it being the policy of this Corporation to safeguard its Directors, officers, management and employees from expense and liability for actions they take in good faith in furtherance of the interest of the Corporation and its stockholders.

           SIXTH. In the event that the stockholders of the Corporation are asked to vote on a merger or consolidation with any Person (as hereinafter defined) or on a proposal that the Corporation sell, lease or exchange substantially all of its assets or business to or with any Person or that any Person sell, lease or exchange substantially all of its assets or business to or with the Corporation, and such Person owns or controls, directly or indirectly, shares representing five percent (5%) or more of the voting power of the Corporation at the record date for determining Stockholders entitled to vote, the favorable vote of not less than sixty-six and two-thirds percent (66 2/3%) of all of the votes which the holders of the issued and outstanding shares of the voting stock of the Corporation, voting as a single class, regardless of class or series of stock, are entitled to cast thereon shall be required for the approval of any such action; provided, however that the foregoing shall not apply to any merger, consolidation or sale, lease or exchange of assets or business which was approved by resolutions of the Board of Directors of the Corporation prior to the acquisition of the ownership or control of shares representing at least five percent (5%) of the voting power of the Corporation by such Person, nor shall it apply to any such merger, consolidation or sale, lease or exchange of assets or business between the Corporation and another Person of which shares or other ownership interests representing fifty percent (50%) or more of the voting power of such Person is owned by the Corporation.

                For the purpose hereof, a "Person" shall mean any corporation, partnership, association, trust, business entity, estate or individual or any Affiliate (as hereinafter defined) of any of the foregoing. An "Affiliate" shall mean any corporation, partnership, association, trust, business entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                This Article SIXTH may not be amended, not may it repealed in whole or in part, unless authorized by the favorable vote of not less than sixty-six and two-thirds percent (66 2/3%) of all the votes entitled to be cast thereon by the holders o the issued and outstanding shares of voting stock of the Corporation voting as a single class, regardless of class or series of stock.

           SEVENTH. It is hereby declared to be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any "Acquisition Proposal" on the Board of Directors' evaluation of what is in the best interests of the Corporation and for the Board of Directors, in evaluating what is in the best interests of the Corporation, to consider:

                (i) the best interests of the stockholders; for this purpose, the Board shall consider, among other factors, Proposal, in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors;' then estimate of the future value of the Corporation as an independent entity; and

                (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon employees, suppliers, customers and business.

           "Acquisition Proposal" means any proposal of any person (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.

           EIGHTH. The number of Directors of the Corporation shall be eight until fixed by the by-laws, and thereafter shall be the number from time to time fixed in the manner provided in the by-laws; provided that such number of directors shall not be less than five or more than ten (exclusive of such number of Directors elected by any classes or series of stock of the Corporation other than Common Stock, on account of arrearages of dividends, pursuant to provisions of Article FOURTH) and provided further that any change in such minimum or maximum number of Directors shall be made only by amendment of this Certificate of Incorporation.

           The Directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I Directors shall expire at the annual meeting of stockholders in 1970; the term of office of the initial Class II Directors shall expire at the annual meeting of stockholders in 1971; and the term of office of the initial Class III Directors shall expire at the annual meeting of stockholders in 1972; or thereafter when their respective successors in each case are elected and qualified.

           At each annual election held hereafter the Directors elected to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and qualified.

           NINTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of Directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

           TENTH. When recommended by the favorable vote of all the Directors of the Corporation entitled to vote thereon, any corporate action upon which a vote of stockholders is required or permitted by be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than a majority of the total numbers of votes entitled to be cast upon the action, or such larger percentage required by statute or by this Certificate of
Incorporation, if a meeting were held. Prompt notice shall be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

           ELEVENTH. In the absence of fraud, no contract or other transaction between the Corporation and any other firm, corporation or other entity, and no act of the Corporation, shall in any way be invalidated or otherwise affected by the fact that any one or more of the Directors of the Corporation are pecuniarily or otherwise interest in, or are directors or officers of, such other firm, corporation or other entity. Any Director of the Corporation individually, or any firm, corporation or other entity of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation , provided that the fact that he individually or such firm, corporation or other entity is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation; and any Directors of the Corporation, who is also a director or officer of such other firm, corporation or other entity, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee of the Corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other firm, corporation or other entity, or not so interested. Any contract, transaction or act of the Corporation or of the Directors or of any committee which shall be ratified by a majority vote of a quorum of the stockholders entitled to vote thereon at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

           TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

           THIRTEEN. So long as the stockholders of the Corporation shall be empowered by law to adopt, amend or repeal by-laws of the Corporation, such action may be taken by the stockholders by the favorable vote of not less than a majority of the votes which the holders of the issued and outstanding shares of the voting stock of the Corporation, voting as a single class, regardless of class or series of stock, are entitled to cast thereon if such action first has been recommended by the favorable vote of at least seventy-five percent (75%) of the Directors of the Corporation entitled to vote thereon, but if not so recommended, then the favorable vote of at least sixty-six and two-thirds percent (66 2/3%) of all the votes which the holders of the issued and outstanding shares of voting stock of the Corporation, voting as a single class, regardless of class or series of stock, are entitled to cast thereon shall be required to have the stockholders adopt, amend, or repeal such by-laws.

           This Article may not be amended, nor may it be repealed in whole or in part, unless authorized by the favorable vote of not less than sixty-six and two-thirds percent (66 2/3%) of all the votes entitled to be cast thereon by the holders of the issued and outstanding shares of voting stock of the Corporation voting as a single class, regardless of class or series of stock.

           FOURTEENTH. A Director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FOURTEENTH to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extend permitted by the Delaware General Corporation Law, as so amended from time to time without further action by the stockholders.

           Any repeal or modification of this Article FOURTEENTH shall not increase the personal liability of any Director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a Director of the corporation existing at the time of such repeal or modification.

           The provisions of this Article FOURTEENTH shall not be deemed to limit or preclude indemnification of a Director by the Corporation for any liability of a Director which has not been eliminated by the provisions of this Article FOURTEENTH.

      4. This Restated Certificate of Incorporation was duly adopted by an affirmative vote of the holders of the majority of all outstanding stock entitled to vote at a meeting of stockholders in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.

      5. The capital of the Corporation will not be reduced under or by any reason of the amendment hereby certified.

      Signed and attested to on this 19th day of March 1992.

                                  FEDERAL SIGNAL CORPORATION


                                  By:   /s/ Joseph J. Ross
                                       Chairman, President and
                                       Chief Executive Officer

ATTEST:

By:   /s/ Kim A. Wehrenberg
           Secretary